Exhibit 99.2

WellCare Health Plans







Second Quarter 2014 Financial Results and Outlook Update

WellCare Health Plans, Inc.
July 24, 2014

Cautionary Statement

This presentation contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding the Company's financial outlook and reimbursement of the ACA industry fee by state Medicaid programs contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare's ability to effectively estimate and manage growth, WellCare's ability to address operational challenges relating to new business, WellCare's ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, including due to sequestration, WellCare's ability to estimate and manage medical benefits expense effectively, WellCare's ability to negotiate with its state Medicaid customers regarding reimbursement of the ACA industry fee and WellCare's ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare's forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company's filings with the U.S. Securities and Exchange Commission (the SEC), included under the captions "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2014, and other filings by WellCare with the SEC, which contain discussions of WellCare's business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare's forward-looking statements. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

Basis of Presentation

In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the Company's performance. Following is a description of the calculation of important GAAP and non-GAAP measures used in this presentation.

- Premium revenue as described in this presentation excludes Medicaid state premium tax revenue and Medicaid state reimbursement of the ACA industry fee.
- Gross margin is determined as the difference of premium revenue and the sum of Medicaid state premium tax revenue, medical benefits expense and ACA industry fee expense. The gross margin rate is determined by gross margin divided by the difference of premium revenue and Medicaid state premium tax revenue.
- The Company measures MBRs excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP), which are equal to medical benefits expense divided by the difference of premium revenue and the sum of Medicaid state premium taxes revenue and Medicaid state ACA industry fee reimbursements revenue. The Company's 2014 Medicaid MBR guidance uses this non-GAAP definition of MBR. MBRs as determined under GAAP are equal to medical benefits expense divided by total premium revenues.
- Net income and certain other operating results are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs. Management believes these government investigation-related expenses are not indicative of long-term business operations.
- Adjusted SG&A expense (non-GAAP) is equal to SG&A expense less certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs.
- The adjusted administrative expense ratio (non-GAAP) is equal to adjusted SG&A expense divided by the difference of total revenues and the sum of Medicaid state premium taxes revenue and Medicaid state ACA industry fee reimbursements revenue. The administrative expense ratio (GAAP) is equal to SG&A expense divided by total premium revenues..
- Please refer to the schedules in the Company's news release published on July 24, 2014, that provide supplemental information that reconcile results determined under GAAP to non-GAAP results.

The schedules contained in this presentation may contain totals that do not foot due to rounding.

Three factors drive the change in outlook for the year 2014

- The new population and utilization of services for the Florida Medicaid Managed Medical Assistance (MMA) program start-up.
- Claims reserve development and an increase in claims reserves to reflect our current estimate.
- The second quarter of 2014's impairment and other charges, primarily related to Easy Choice, as we begin to move past the difficult provider contracting circumstances underlying Easy Choice's poor performance.
- There are pluses and minuses to other aspects of our performance, but these would not have led to revised guidance.

2014 Guidance Bridge

	Range Low	Range High
2014 outlook as of May 6, 2014	$4.40	$4.75
Increase in Florida MMA medical benefits expense outlook	($1.15)	($1.05)
Net unfavorable development of prior periods' claims reserves	($0.74)	
Easy Choice intangibles impairment and other non-operating charges	($0.35)	
2014 outlook updated for three primary issues	**$2.16**	**$2.61**
Incremental Windsor bargain purchase gain	$0.25	
Other changes in outlook, net	($0.21)	($0.36)
2014 guidance as of July 24, 2014	$2.20	$2.50

All amounts are adjusted net income (loss) per diluted share

Second Quarter Claims Reserves Development

- Second quarter of 2014 results included net unfavorable development of prior periods' medical benefits payable that amounted to $51.4 million, or $0.74 of net income per diluted share.
  - Estimated claims in excess of prior periods' reserves primarily arose from the Medicaid Health Plans Segment.
- For the second quarter of 2013, WellCare recorded net unfavorable development of prior periods' reserves in the amount of $4.7 million, or $0.07 of net income per diluted share.
  - Estimated claims in excess of prior periods' reserves principally were driven by the Medicaid Health Plans Segment.

	For the quarter ended June 30, 2014			For the quarter ended June 30, 2013		
dollars in millions except net income per diluted share	Total	Prior Years	Intra-Year	Total	Prior Years	Intra-Year
Estimated claims (in excess of) less than prior periods' reserves	($47.7)	($25.4)	($22.4)	($4.7)	($6.7)	$2.1
Estimated claims payments (in excess of) less than prior periods' reserves for Windsor Health Group	$8.5	$5.3	$3.2	–	–	–
Adjustments to Medicaid-Medicare parity payments to physicians	($12.2)	($9.0)	($3.2)	–	–	–
Reserve development (unfavorable) favorable	**($51.4)**	**($29.1)**	**($22.4)**	**($4.7)**	**($6.7)**	**$2.1**
Effect on net income per diluted share	**($0.74)**	**($0.42)**	**($0.32)**	**($0.07)**	**($0.10)**	**$0.03**

2014 Claims Reserves Development

- For the first six months ended June 30, 2014, results include net unfavorable development of prior years' medical benefits payable that amounted to $61.6 million, or $0.88 of net income per diluted share.
  - Estimated claims in excess of prior years' reserves primarily arose from the Medicaid Health Plans Segment.
- For the first six months ended June 30, 2013, WellCare recorded net favorable development of prior years' reserves in the amount of $9.2 million, or $0.13 of net income per diluted share.
  - Estimated claims less than prior years' reserves principally were driven by the Medicaid Health Plans Segment.

	For the six months ended June 30,	
dollars in millions except net income per diluted share	2014	2013
Estimated claims (in excess of) less than prior years' reserves recognized in Q1	($32.5)	$15.9
Estimated claims (in excess of) less than prior years' reserves recognized in Q2	($29.1)	($6.7)
Reserve development (unfavorable) favorable	**($61.6)**	**$9.2**
Effect on net income per diluted share	**($0.88)**	**$0.13**

Windsor Transaction Gain and Integration Expenses

- The Windsor Bargain purchase gain results from fair value of tangible and intangible net assets acquired in excess of the purchase consideration.
  - In the first quarter of 2014, a gain of $28.2 million, or $0.64 per diluted share, was recorded.
  - In the second quarter of 2014, the gain was increased by $11.1 million, or $0.25 per diluted share.
  - For the six months ended June 30, 2014, the gain is $39.3 million, or $0.89 per diluted share.
- Expenses for integration and transition, which were anticipated when the transaction was signed, decreased net income per diluted share by $0.12 for the six months ended June 30, 2014.
- The expected integration expenses for the full year amount to $0.20 to $0.25 per diluted share.
- All of these amounts are reflected in the Company's revised 2014 outlook.

net income per diluted share	For the six months ended June 30, 2014	2014 year outlook
Bargain purchase gain resulting from Windsor acquisition	$0.89	$0.89
Windsor integration and transition expenses	($0.12)	($0.25) to ($0.20)
Net effect on net income per diluted share	**$0.77**	**$0.64 to $0.69**

ACA industry Fee: Second Quarter of 2014

- State Medicaid program reimbursement for the ACA industry fee was recorded in the amount of $33.2 million, or 87% of the expected full reimbursement, based on arrangements reached with seven states.
- For all seven states, the reimbursement includes the fee amount plus the gross-up for the non-tax deductibility of the fee.

For the quarter ended June 30, 2014		
	Expense	State reimbursement of Medicaid-related ACA fee
Segments:		
Medicaid Health Plans	$21.3	$33.2
Medicare Health Plans	$12.0	–
Medicare Prescription Drug Plans	$3.0	–
Company	**$36.3**	**$33.2**
Effect on net income per diluted share of the recorded state reimbursement less than full reimbursement		**($0.07)**

State Medicaid reimbursement status for the quarter ended June 30, 2014		
Recorded reimbursement		Recorded no reimbursement
Florida	South Carolina	Hawaii
Georgia	New York	Illinois
Kentucky	Ohio	
Missouri		

ACA industry Fee: 2014 Outlook

- WellCare's 2014 guidance continues to reflect the expectation that state Medicaid programs will reimburse the Company for the ACA industry fee and the related impact to the Company's income tax expense.

Year 2014 guidance – reflects approximations			
dollars in millions	Expense	Medicaid income tax "gross up"	Medicaid state expected reimbursement
Segments:			
Medicaid Health Plans	$81	$44	$125
Medicare Health Plans	$45	–	–
Medicare Prescription Drug Plans	$11	–	–
Company	**$137**	**$44**	**$125**

Hepatitis C Treatments

- Due to the introductions of new, expensive drugs, the second quarter estimated medical expense associated with Hepatitis C medications across all three WellCare segments increased year-over-year by more than 500%.

	For the quarters ended	
	June 30, 2014	June 30, 2013
Estimated medical expense per diluted share for Hepatitis C medications	**$0.30**	**$0.05**

Investments

Growth Initiatives

- For the second quarter of 2014, WellCare's investments in growth initiatives, including for the Florida Managed Medical Assistance program implementation, amounted to $0.10 per diluted share more than in the second quarter of 2013.
- For the year 2014 outlook, the Company continues to expect expenses associated with investments in growth to amount to $0.25 to $0.30 per diluted share, consistent with guidance published May 6, 2014.

Quality, Service, and Productivity Infrastructure Improvements

- For the second quarter 2014, WellCare's investments in quality, service, and productivity improvements amounted to $0.08 per diluted share more than in 2013.
- For the year 2014 outlook, the Company continues to expect expenses associated with these infrastructure investments to amount to $0.35 to $0.45 per diluted share, consistent with guidance published May 6, 2014.
- Expenditures are reflected as either medical benefits expense or selling, general and administrative expense, consistent with the Company's financial reporting practices.

Gross Margin Performance: Company

dollars in millions	For the quarters ended	
	June 30, 2014	June 30, 2013
Premium revenue	$3,139.5	$2,327.4
Medicaid state premium taxes	$18.6	$20.9
Premium revenue excluding Medicaid state premium taxes	$3,120.9	$2,306.5
Medical benefits expense	$2,834.3	$2,015.9
Subtotal	$286.6	$290.6
ACA industry fee	$36.3	–
Gross margin	**$250.3**	**$290.6**
Gross margin rate	**8.0%**	**12.6%**
Premium revenue excluding Medicaid state premium taxes	$3,120.9	$2,306.5
Medicaid state ACA industry fee reimbursements	$33.2	–
Premium revenue excluding Medicaid state premium taxes and ACA industry fee reimbursements	$3,087.7	$2,306.5
Medical benefits ratio:		
Total premium revenues (GAAP)	90.3%	86.6%
MBR excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP)	**91.8%**	**87.4%**

Gross Margin: Medicaid Health Plans Segment

dollars in millions	For the quarters ended	
	June 30, 2014	June 30, 2013
Premium revenue	$1,864.5	$1,382.0
Medicaid state premium taxes	$18.6	$20.9
Premium revenue excluding Medicaid state premium taxes	$1,845.9	$1,361.1
Medical benefits expense	$1,695.2	$1,191.0
Subtotal	$150.7	$170.1
ACA industry fee expense	$21.3	–
Gross margin	**$129.4**	**$170.1**
Gross margin rate	**7.0%**	**12.5%**
Premium revenue excluding Medicaid state premium taxes	$1,845.9	$1,361.1
Medicaid state ACA industry fee reimbursements	$33.2	–
Premium revenue excluding Medicaid state premium taxes and ACA industry fee reimbursements	$1,812.7	$1,361.1
Medical benefits ratio:		
Total premium revenues (GAAP)	90.9%	86.2%
MBR excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP)	**93.5%**	**87.5%**

Gross Margin: Medicare Segments

dollars in millions	For the quarters ended	
	June 30, 2014	June 30, 2013
Medicare Health Plans Segment		
Premium revenue	$977.9	$760.0
Medical benefits expense	$864.0	$657.3
Subtotal	$113.9	$102.7
ACA industry fee expense	$11.9	–
Gross margin	**$102.0**	**$102.7**
Gross margin rate	**10.4%**	**13.5%**
Medical benefits ratio	**88.3%**	**86.5%**

Medicare Prescription Drug Plans Segment		
Premium revenue	$297.1	$185.4
Medical benefits expense	$275.1	$167.6
Subtotal	$22.0	$17.8
ACA industry fee expense	$3.1	–
Gross margin	**$18.9**	**$17.8**
Gross margin rate	**6.4%**	**9.6%**
Medical benefits ratio	**92.6%**	**90.5%**

2014 Financial Guidance Update

	As of July 24	As of May 6
Premium revenue	**$12.3 to $12.4 billion**	**$12.0 to $12.1 billion**
Segment premium revenue year-over-year changes:		
Medicaid Health Plans	Increase 31% to 32%	Increase 27% to 28%
Medicare Health Plans	Increase 25% to 26%	Increase 23% to 24%
Medicare PDPs	Increase 48% to 49%	Increase 46% to 47%
Segment medical benefits ratios:		
Medicaid Health Plans	90.25% to 90.75%	88.00% to 88.50%
Medicare Health Plans	88.25% to 88.75%	87.00% to 87.50%
Medicare PDPs	90.25% to 90.75%	88.50% to 89.00%
Adjusted administrative expense ratio	7.8% to 7.9%	8.4% to 8.5%
ACA industry fee expense	Approximately $137 million	$125 to $135 million
Interest expense	Approximately $39 million	Approximately $38 million
Effective income tax rate	53.0% to 54.0%	47.0% to 48.0%
Adjusted net income per diluted share	**$2.20 to $2.50**	**$4.40 to $4.75**